November 2024

Preliminary Pricing Supplement No. 4,696

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 1, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the determination closing price of each of the SPDR® Gold Trust and the iShares® Silver Trust, which we refer to as the underlying commodity shares, is at or above 81% of the respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. However, if the determination closing price of each of the underlying commodity shares is at or above the respective coupon barrier level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying commodity shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share price, investors will receive the stated principal amount and, if the determination closing price of each of the underlying commodity shares is also greater than or equal to the respective coupon barrier level, the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of either of the underlying commodity shares is has decreased by more than the buffer amount of 20% from the respective initial share price, investors will lose 1.25% of principal for every 1% decline in the final share price of the worst performing underlying commodity shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their investment, and the risk of receiving no quarterly interest over the entire 3-year term. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying commodity shares, the fact that the securities are linked to two underlying commodity shares does not provide any asset diversification benefits and instead means that a decline of either of the underlying commodity shares below the relevant coupon barrier level will result in no contingent quarterly coupons, even if the other underlying commodity shares close at or above the respective coupon barrier levels. Because all payments on the securities are based on the worst performing of the underlying commodity shares, a decline beyond the buffer amount of 20% of either of the underlying commodity shares will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying commodity shares have appreciated or have not declined as much. Investors will not participate in any appreciation of either of the underlying commodity shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying commodity shares:	SPDR® Gold Trust (the “GLD Shares”) and iShares® Silver Trust (the “SLV Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 1, 2024
Original issue date:	November 6, 2024 (3 business days after the pricing date)
Maturity date:	November 4, 2027
Early redemption:

If, on any redemption determination date, beginning on January 31, 2025, the determination closing price of each of the underlying commodity shares is greater than or equal to the respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlying commodity shares is below the respective initial share price on the related redemption determination date.

Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.35% per annum for each interest payment period for each applicable observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each of the underlying commodity shares on the related observation date is greater than or equal to the respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each of the underlying commodity shares on the related observation date is greater than or equal to the respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on each subsequent observation date. If the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire 3-year term of the securities.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each of the underlying commodity shares is greater than or equal to 80% of the respective initial share price, meaning that the final share price of each of the underlying commodity shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share price: the stated principal amount and, if the final share price of each of the underlying commodity shares is also greater than or equal to the respective coupon barrier level, the contingent quarterly coupon due with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates.

●If the final share price of either of the underlying commodity shares is less than 80% of the respective initial share price, meaning that the final share price of either of the underlying commodity shares has decreased by more than the buffer amount of 20% from the respective initial share price: $1,000 + [$1,000 x (share percent change of the worst performing underlying commodity shares + 20%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $993.40 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 31.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

Terms continued from previous page:
Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from the prior observation dates.

Determination closing price:

With respect to each of the underlying commodity shares, the closing price of such underlying commodity shares on any redemption determination date or observation date (other than the final observation date), multiplied by the adjustment factor for such underlying commodity shares on such redemption determination date or observation date, as applicable

Initial share price:	With respect to the GLD Shares, $253.51, which is its closing price on October 31, 2024 With respect to the SLV Shares, $29.81, which is its closing price on October 31, 2024
Buffer amount:

With respect to each of the underlying commodity shares, 20%. As a result of the buffer amount of 20%, the price at or above which each of the underlying commodity shares must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the GLD Shares, $202.808, which is equal to 80% of the initial share price

With respect to the SLV Shares, $23.848, which is equal to 80% of the initial share price

Coupon barrier level:

With respect to the GLD Shares, $205.343, which is equal to approximately 81% of the initial share price

With respect to the SLV Shares, $24.146, which is equal to approximately 81% of the initial share price

Downside factor:	1.25
Redemption determination dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events

Early redemption dates:

Quarterly, beginning February 5, 2025, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlying commodity shares, to postponement for non-trading days and certain market disruption events. We also refer to November 1, 2027 as the final observation date.

Final share price:

With respect to each of the underlying commodity shares, the closing price of such underlying commodity shares on the final observation date multiplied by the adjustment factor for such underlying commodity shares on such date

Adjustment factor:	With respect to each of the underlying commodity shares, 1.0, subject to adjustment in the event of certain events affecting such underlying commodity shares
Worst performing underlying commodity shares:	The underlying commodity shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share percent change:	With respect to each of the underlying commodity shares, (final share price – initial share price) / initial share price
CUSIP / ISIN:	61776WUT8 / US61776WUT88
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
January 31, 2025	February 5, 2025
April 30, 2025	May 5, 2025
July 31, 2025	August 5, 2025
October 31, 2025	November 5, 2025
January 30, 2026	February 4, 2026
April 30, 2026	May 5, 2026
July 31, 2026	August 5, 2026
October 30, 2026	November 4, 2026
January 29, 2027	February 3, 2027
April 30, 2027	May 5, 2027
July 30, 2027	August 4, 2027
November 1, 2027 (final observation date)	November 4, 2027 (maturity date)

November 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due November 4, 2027 All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the determination closing price of each of the SPDR® Gold Trust and the iShares® Silver Trust, which we refer to as the underlying commodity shares, is at or above 81% of the respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. However, if the determination closing price of each of the underlying commodity shares is at or above the respective coupon barrier level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. It is possible that the determination closing price of either of the underlying commodity shares could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying commodity shares were to be at or above the respective coupon barrier levels on some quarterly observation dates, one or both of the underlying commodity shares may fluctuate below the respective coupon barrier level(s) on others. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying commodity shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share price, investors will receive the stated principal amount and, if the determination closing price of each of the underlying commodity shares is also greater than or equal to the respective coupon barrier level, the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of either of the underlying commodity shares is has decreased by more than the buffer amount of 20% from the respective initial share price, investors will lose 1.25% of principal for every 1% decline in the final share price of the worst performing underlying commodity shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. Investors will not participate in any appreciation of either of the underlying commodity shares.

Maturity:	Approximately 3 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 10.35% (corresponding to approximately $25.875 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each of the underlying commodity shares on the related observation date is greater than or equal to the respective coupon barrier level. You will not receive such unpaid contingent quarterly coupon if the determination closing price of either of the underlying commodity shares on each subsequent observation date is less than the respective coupon barrier level. If the determination closing price of either of the underlying commodity shares on each observation date is less than the respective coupon barrier level, you will not receive any contingent quarterly coupon for the entire term of the securities.

Automatic early redemption:

If the determination closing price of each of the underlying commodity shares is greater than or equal to the respective initial share price on any quarterly determination date, beginning on January 31, 2025, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent

November 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

quarterly coupons from prior observation dates.
Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

●If the final share price of each of the underlying commodity shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share price, investors will receive the stated principal amount and, if the final share price of each of the underlying commodity shares is also greater than or equal to the respective coupon barrier level, the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

●If the final share price of either of the underlying commodity shares is less than 80% of the respective initial share price, investors will lose 1.25% of principal for every 1% decline in the final share price of the worst performing underlying commodity shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. No quarterly coupon will be payable at maturity, and investors will not receive payment of the previously unpaid contingent quarterly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $993.40, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying commodity shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying commodity shares, instruments based on the underlying commodity shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the buffer amount, the downside factor and the coupon barrier levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any previously unpaid contingent quarterly coupons from any prior observation dates) but only if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date. However, if the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. The securities have been designed for investors who are willing to forgo market floating interest rates, risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each of the underlying commodity shares closes at or above the respective coupon barrier level, unless the securities are redeemed early or reach maturity. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities, and the payment at maturity may be less than the stated principal amount of the securities and could be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying commodity shares closes at or above the respective coupon barrier level on some quarterly observation dates, but one or both of the underlying commodity shares close below the respective coupon barrier level(s) on the others. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from prior observation dates, for the quarterly periods for which the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlying commodity shares is less than the respective coupon barrier level(s) on the related observation date.

Starting on January 31, 2025, when each of the underlying commodity shares closes at or above the respective initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlying commodity shares close at or above the respective coupon barrier level on some quarterly observation dates, but one or both of the underlying commodity shares close below the respective coupon barrier level(s) on the others, and at least one of the underlying commodity shares closes below the respective initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from prior observation dates, for the quarterly periods for which the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date. On the final observation date, both of the underlying commodity shares have increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share prices. At maturity, in addition to the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates, investors will receive the stated principal amount.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each of the underlying commodity shares closes at or above the respective coupon barrier level on some quarterly observation dates, but one or both of the underlying commodity shares close below the respective coupon barrier level(s) on the others, and at least one of the underlying commodity shares closes below the initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from prior observation dates, for the quarterly periods for which the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date. On the final observation date, one or both underlying commodity shares close below the respective coupon barrier level(s). At maturity, one or both of the underlying commodity shares have decreased by more than the buffer amount of 20% from the respective initial share price(s). Therefore, investors do not receive the contingent quarterly coupon for the final quarterly interest period and lose 1.25% of principal for every 1% decline in the final share price of the worst performing underlying commodity shares from the respective initial share price beyond the buffer amount of 20%. The payment at maturity will be less than the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario. Additionally, investors will not receive payment of any previously unpaid contingent quarterly coupons from any prior observation dates.

November 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

November 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

November 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 4, 2027

All Payments on the Securities Based on the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying commodity shares on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying commodity shares on the final observation date. The actual initial share price and coupon barrier level for each of the underlying commodity shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

10.35% per annum (corresponding to approximately $25.875 per quarter per security)*

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of either of the underlying commodity shares on the related observation date is less than the respective coupon barrier level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each of the underlying commodity shares on such later observation date is greater than or equal to the respective coupon barrier level. You will not receive such unpaid contingent quarterly coupon if the determination closing price of either of the underlying commodity shares on each subsequent observation date is less than the respective coupon barrier level.

Automatic Early Redemption:

If the determination closing price of each of the underlying commodity shares is greater than or equal to the respective initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Payment at Maturity (if the securities have not been automatically redeemed prior to maturity):

(i)If the final share price of each of the underlying commodity shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share price, investors will receive:

the stated principal amount plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates

(ii)If the final share price of either of the underlying commodity shares has decreased by more than the buffer amount of 20% from the respective initial share price, investors will receive:

$1,000 + [$1,000 x (share percent change of the worst performing underlying commodity shares + 20%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the GLD Shares: $200.00 With respect to the SLV Shares: $25.00
Hypothetical Coupon Barrier Level:	With respect to the GLD Shares: $162.00, which is 81% of its hypothetical initial share price With respect to the SLV Shares: $20.25, which is 81% of its hypothetical initial share price
Buffer Amount:	20%
Downside Factor:	1.25

*The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $25.875 is used in these examples for ease of analysis.

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How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price		Contingent Quarterly Coupon
	GLD Shares	SLV Shares
Hypothetical Observation Date 1	$210.00 (at or above the coupon barrier level)	$30.00 (at or above the coupon barrier level)	$25.875
Hypothetical Observation Date 2	$150.00 (below the coupon barrier level)	$15.00 (below the coupon barrier level)	$0.00
Hypothetical Observation Date 3	$180.00 (at or above the coupon barrier level)	$28.00 (at or above the coupon barrier level)	$25.875 + $25.875 = $51.75
Hypothetical Observation Date 4	$100.00 (below the coupon barrier level)	$35.00 (at or above the coupon barrier level)	$0.00

On hypothetical observation date 1, each of the underlying commodity shares closes at or above the respective coupon barrier level. Therefore, a contingent quarterly coupon of $25.875 is paid on the relevant coupon payment date.

On hypothetical observation date 2, both of the underlying commodity shares close below the respective coupon barrier levels. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, each of the underlying commodity shares closes at or above the respective coupon barrier level. Therefore, investors receive the contingent quarterly coupon with respect to the third observation date as well as the previously unpaid contingent quarterly coupon with respect to the second observation date.

On hypothetical observation date 4, each of the underlying commodity shares closes below the respective coupon barrier level, and accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of either of the underlying commodity shares on the related observation date is less than the respective coupon barrier level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each of the underlying commodity shares on such later observation date is greater than or equal to the respective coupon barrier level. You will not receive such unpaid contingent quarterly coupon if the determination closing price of either of the underlying commodity shares on each subsequent observation date is less than the respective coupon barrier level. If the determination closing price of either of the underlying commodity shares on each observation date is less than the respective coupon barrier level, you will not receive any contingent quarterly coupons for the entire term of the securities.

How to calculate the payment at maturity:

In the following examples, one or more underlying commodity shares close below the respective initial share prices on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price		Payment at Maturity
	GLD Shares	SLV Shares
Example 1:	$215.00 (at or above the coupon barrier level and 80% of the initial share price)	$30.00 (at or above the coupon barrier level and 80% of the initial share price)	The stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates
Example 2:	$170.00 (at or above 80% of the initial share price)	$12.50 (below 80% of the initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying commodity shares + 20%) × downside factor] = $1,000 + [$1,000 × (-50% + 20%) × 1.25] = $625.00
Example 3:	$30.00 (below 80% of the initial share price)	$10.00 (below 80% of the initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying commodity shares + 20%) × downside factor] = $1,000 + [$1,000 × (-85% + 20%) × 1.25]

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= $187.50

In example 1, the final share price of both underlying commodity shares have increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share prices, and each of the underlying commodity shares closes at or above the respective coupon barrier level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates. However, investors do not participate in any appreciation of either of the underlying commodity shares.

In example 2, the final share price of one of the underlying commodity shares has increased, remain unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial share price, but the final share price of the other underlying commodity shares has decreased by more than the buffer amount of 20% from the respective initial share price. Therefore, investors are exposed to the downside performance of the worst performing underlying commodity shares and investors lose 1.25% of principal for every 1% decline in the final share price of the SLV Shares, which represent the worst performing underlying commodity shares in this example, from the respective initial share price beyond the buffer amount of 20%. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly interest period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

In example 3, the final share price of each of the underlying commodity shares has decreased by more than the buffer amount of 20% from the respective initial share price. Therefore, investors are exposed to the downside performance of the worst performing underlying commodity shares and investors lose 1.25% of principal for every 1% decline in the final share price of the GLD Shares, which represent the worst performing underlying commodity shares in this example, from the respective initial share price beyond the buffer amount of 20%. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly interest period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the final share price of EITHER of the underlying commodity shares has decreased by more than the buffer amount of 20% from the respective initial share price, you will be exposed to the downside performance of the worst performing underlying commodity shares beyond the buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and may lose all, of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of either of the underlying commodity shares has decreased by more than the buffer amount of 20% from the respective initial share price, you will lose 1.25% of your principal for every 1% decline in the closing price of the worst performing underlying commodity shares from the initial share price beyond the buffer amount of 20%. Under this scenario, the value of the payment at maturity will be less than the stated principal amount and could be zero. You could lose your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying commodity shares is at or above 81% of the respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of either of the underlying commodity shares is less than the respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. Nevertheless, it is possible that the determination closing price(s) of one or both of the underlying commodity shares could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based only on the determination closing prices of the underlying commodity shares on the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying commodity shares on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying commodity shares on quarterly observation dates, if the determination closing price of either of the underlying commodity shares on any observation date is less than the respective coupon barrier level, you will receive no coupon for the related interest period, or any previously unpaid contingent quarterly coupons, even if the price of the underlying commodity shares was higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of either of the underlying commodity shares. Investors will not participate in any appreciation in the price of the underlying commodity shares from the respective initial share prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing price of each of the underlying commodity shares is greater than or equal to the respective coupon barrier level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying commodity shares on any day, including in relation to the respective coupon barrier levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying commodity shares and the commodities constituting the underlying commodity shares,

owhether the determination closing price of either of the underlying commodity shares has been below the respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying commodity shares or commodities markets generally and which may affect the prices of the underlying commodity shares, othe time remaining until the securities mature,

ointerest and yield rates in the market,

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othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying commodity shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either of the underlying commodity shares has closed near or below the respective coupon barrier level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlying commodity shares at the time of sale is near or below the respective coupon barrier level or 80% of the respective initial share price, or if market interest rates rise.

The prices of the underlying commodity shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of the underlying commodity shares may decrease and be below the respective coupon barrier level(s) on each observation date so that you will receive no return on your investment, and either or both of the underlying commodity shares may decrease by more than the buffer amount of 20% from the respective initial share price(s) on the final observation date so that you will lose some or all of your initial investment in the securities. There can be no assurance that the determination closing prices of both of the underlying commodity shares will be at or above the respective coupon barrier levels on any observation date so that you will receive a contingent coupon payment on the securities for the applicable interest period, or that one or both of the underlying commodity shares will not have declined by more than the buffer amount of 20% from the respective initial share prices on the final observation date, so that you do not suffer a loss on your initial investment in the securities. See “SPDR® Gold Trust Overview” and “iShares® Silver Trust Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if

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any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Not equivalent to investing in the underlying commodity shares or in the commodities composing the underlying commodity shares. Investing in the securities is not equivalent to investing in the underlying commodity shares or in the commodities that constitute the underlying commodity shares. Investors in the securities will not participate in any positive performance of either of the underlying commodity shares, and will not have voting rights or rights to receive distributions or any other rights with respect to the underlying commodities that constitute the underlying commodity shares.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying commodity shares and the underlying commodities), including trading in the underlying commodity shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying commodity shares and other financial instruments related to the underlying commodity shares and the underlying commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to October 31, 2024 could potentially increase the initial share price of either of the underlying commodity shares, and, therefore, could potentially increase (i) the price at or above which such underlying commodity shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying commodity shares), (ii) the coupon barrier level for such underlying commodity shares, which is the price at or above which such underlying commodity shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying commodity shares) and (iii) the price at or above which the underlying commodity shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying commodity shares at maturity (depending also on the performance of the other underlying commodity shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlying commodity shares on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying commodity shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon barrier levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information

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regarding these types of determinations, see “Additional Terms of the Securities” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Commodity Shares

￭You are exposed to the price risk of each of the underlying commodity shares. Your return on the securities is not linked to a basket consisting of both underlying commodity shares. Rather, it will be based upon the independent performance of each of the underlying commodity shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying commodity shares. Poor performance by either of the underlying commodity shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying commodity shares. If either of the underlying commodity shares depreciates or does not appreciate over the term of the securities, you will receive only the $1,000 stated principal amount at maturity, without any positive return on your investment. Accordingly, your investment is subject to the price risk of both underlying commodity shares.

￭Because the securities are linked to the performance of the worst performing underlying commodity shares, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying commodity shares. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying commodity shares. With two underlying commodity shares, it is more likely that either of the underlying commodity shares will close below its coupon barrier level on any observation date, or below 80% of the respective initial share price on the final observation date, than if the securities were linked to only one of the underlying commodity shares. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment. In addition, because each of the underlying commodity shares must close above the respective initial share price on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one of the underlying commodity shares.

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The SPDR® Gold Trust and the iShares® Silver Trust are linked exclusively to the prices of gold and silver, respectively, and not to a diverse basket of commodities or a broad-based commodity index. The prices of gold and silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to underlying commodity shares

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each of which reflects the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The prices of gold and silver may be, and have recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The securities are subject to risks associated with gold. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The price of gold to which the return on the securities is linked is the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time. Specific factors affecting the price of gold include economic factors, such as, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (as the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events, as well as wars and political and civil upheavals. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold-producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold markets. It is not possible to predict the aggregate effect of any or all of these factors. The price of gold may be, and has recently been, extremely volatile, and we can give you no assurance that such volatility will lessen.

￭The securities are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses, and the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The prices of gold and silver are determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA gold and silver prices as global benchmarks for the values of gold and silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of LBMA gold and silver prices, which could adversely affect the value of the securities. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA gold and silver prices.

￭The performance and market price of either of the underlying commodity shares, particularly during periods of market volatility, may not correlate with the performance of its underlying commodity or the net asset value per share of such underlying commodity shares. The underlying commodity shares do not fully replicate the performance of their underlying commodities due to the fees and expenses charged by the underlying commodity shares or by restrictions on access to the relevant underlying commodity due to other circumstances. Each of the underlying commodity shares does not generate any income, and as each of the underlying commodity shares regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. Each of the underlying commodity shares sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the respective underlying commodity shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of either of the respective underlying commodity shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or

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otherwise. Finally, because each of the underlying commodity shares are traded on an exchange and are subject to market supply and investor demand, the market price of each of the underlying commodity shares may differ from the net asset value per share of such underlying commodity shares.

In particular, during periods of market volatility, or unusual trading activity, the underlying commodities underlying each of the underlying commodity shares may be disrupted or limited, or such underlying commodities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying commodity shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying commodity shares, and their ability to create and redeem shares of each of the underlying commodity shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying commodity shares may vary substantially from the net asset value per share of each underlying share or the performance of its underlying commodity.

For all of the foregoing reasons, the performance of each of the underlying commodity shares may not correlate with the performance of its underlying commodity or the net asset value per share of such underlying commodity shares. Any of these events could materially and adversely affect the prices of each of the underlying commodity shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying commodity shares on the final observation date, even if any of the underlying commodity shares is underperforming its underlying commodity and/or trading below the net asset value per share of such underlying commodity shares.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodities that constitute the underlying commodity shares, and, therefore, the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying commodity shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying commodity shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying commodity shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

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SPDR® Gold Trust Overview

The SPDR® Gold Trust (the “Gold Trust”) is an investment trust sponsored by World Gold Trust Services, LLC and marketed by State Street Global Advisors Funds Distributors, LLC, which seeks to provide investment results that reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The SPDR® Gold Trust holds gold bars. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32356 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® Gold Trust is accurate or complete.

We have derived all information regarding the SPDR® Gold Trust, including its make-up and method of calculation, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC (“World Gold”), the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and HSBC Bank plc is the custodian of the Gold Trust. The Gold Trust is an investment trust. Shares of the Gold Trust trade under the ticker symbol “GLD” on the NYSE Arca, Inc.

The investment objective of the Gold Trust is to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses. The Gold Trust holds gold bars. The Gold Trust issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the Gold Trust are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of the shares of the Gold Trust is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust, the primary asset of which is allocated (or secured) gold. The Gold Trust is not managed like a corporation or an active investment vehicle. The gold held by the Gold Trust will be sold only: (1) on an as-needed basis to pay the Gold Trust’s expenses, (2) in the event the Gold Trust terminates and liquidates its assets or (3) as otherwise required by law or regulation. Effective July 17, 2015, the Gold Trust’s only recurring fixed expense is World Gold’s fee, which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the Gold Trust.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	GLD UP
Current Share Price:	$253.51
52 Weeks Ago:	$184.09
52 Week High (on 10/30/2024):	$257.50
52 Week Low (on 11/10/2023):	$179.51

The following graph sets forth the daily closing values of the GLD Shares for the period from January 1, 2019 through October 31, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GLD Shares for each quarter in the same period. The closing price of the GLD Shares on October 31, 2024 was $253.51. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the GLD Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the GLD Shares at any time, including the redemption determination dates or the observation dates.

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GLD Shares– Daily Closing Prices January 1, 2019 to October 31, 2024

*The red solid line indicates the coupon barrier level, which is 81% of the initial share price.

SPDR® Gold Trust (CUSIP 78463V107)	High ($)	Low ($)	Period End ($)
2019
First Quarter	126.70	121.02	122.01
Second Quarter	134.20	119.94	133.20
Third Quarter	146.66	130.62	138.87
Fourth Quarter	142.90	137.01	142.90
2020
First Quarter	157.81	138.04	148.05
Second Quarter	167.37	149.45	167.37
Third Quarter	193.89	166.62	177.12
Fourth Quarter	183.19	166.67	178.36
2021
First Quarter	182.87	157.49	159.96
Second Quarter	178.77	161.92	165.63
Third Quarter	171.17	161.32	164.22
Fourth Quarter	174.50	163.92	170.96
2022
First Quarter	191.51	166.99	180.65
Second Quarter	184.65	168.46	168.46
Third Quarter	168.32	151.23	154.67
Fourth Quarter	169.64	151.45	169.64
2023
First Quarter	185.74	168.35	183.22
Second Quarter	190.44	177.09	178.27
Third Quarter	183.67	171.45	171.45
Fourth Quarter	192.59	168.83	191.17
2024

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SPDR® Gold Trust (CUSIP 78463V107)	High ($)	Low ($)	Period End ($)
First Quarter	205.72	184.42	205.72
Second Quarter	224.56	207.82	215.01
Third Quarter	246.98	215.56	243.06
Fourth Quarter (through October 31, 2024)	257.50	241.05	253.51

This document relates only to the securities offered hereby and does not relate to the GLD Shares. We have derived all disclosures contained in this document regarding the Gold Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Gold Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Gold Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GLD Shares (and therefore the price of the GLD Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Gold Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GLD Shares.

We and/or our affiliates may presently or from time to time engage in business with the Gold Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Gold Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GLD Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Gold Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GLD Shares.

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iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC, which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	SLV UP
Current Share Price:	$29.81
52 Weeks Ago:	$20.98
52 Week High (on 10/22/2024):	$31.74
52 Week Low (on 2/13/2024):	$20.20

The following graph sets forth the daily closing price of the SLV Shares for the period from January 1, 2019 through October 31, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter in the same period. The closing price of the SLV Shares on October 31, 2024 was $29.81. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the SLV Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the SLV Shares at any time, including the redemption determination dates or the observation dates.

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SLV Shares – Daily Closing Prices January 1, 2019 to October 31, 2024

*The red solid line indicates the coupon barrier level, which is 81% of the initial share price.
iShares® Silver Trust (CUSIP 46428Q109)	High ($)	Low ($)	Period End ($)
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter	26.76	22.26	22.70
Second Quarter	26.19	23.04	24.22
Third Quarter	24.55	19.95	20.52
Fourth Quarter	23.42	20.30	21.51
2022
First Quarter	24.45	20.51	22.88
Second Quarter	23.87	18.64	18.64
Third Quarter	19.17	16.38	17.50
Fourth Quarter	22.23	16.81	22.02
2023
First Quarter	22.33	18.40	22.12
Second Quarter	23.94	20.53	20.89
Third Quarter	23.10	20.34	20.34
Fourth Quarter	23.33	19.25	21.78
2024
First Quarter	23.29	20.20	22.75

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Second Quarter	29.27	22.86	26.57
Third Quarter	29.38	24.33	28.41
Fourth Quarter (through October 31, 2024)	31.74	27.86	29.81

This document relates only to the securities offered hereby and does not relate to the SLV Shares.  We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Underlying commodity:	With respect to the GLD Shares, gold With respect to the SLV Shares, silver
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of observation dates and redemption determination dates:

The observation dates and redemption determination dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to either of the underlying commodity shares occurs on any scheduled observation date, including the final observation date, or redemption determination date, as applicable, or if any such observation date or redemption determination date, as applicable, is not a trading day, the closing price solely for such underlying commodity shares for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying commodity shares; provided that the determination closing price for either of the underlying commodity shares will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date or redemption determination date, as applicable, and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying commodity shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying commodity shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to either of the underlying commodity shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Closing price:

With respect to each of the underlying commodity shares, the closing price on any trading day means:

(i)if the underlying commodity shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying commodity ETF shares (or any such other security) are listed,

(ii)if the underlying commodity shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)if the underlying commodity shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying commodity shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one

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underlying commodity share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying commodity shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for the underlying commodity shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying commodity shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. See “Discontinuance of either of the underlying commodity shares; alteration of method of calculation” below.

Business day:

Any day other than a Saturday or Sunday which is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close in New York, New York or the city and state of our principal place of business or a day on which transactions in U.S. dollars are not conducted.

Trading day:

Trading day means, in respect of each of the underlying commodity shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the underlying commodity shares, such exchange or principal trading market for the underlying commodity shares that serves as the price-source for the underlying commodity shares) is open for trading during its regular trading session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Market disruption event:

With respect to each of the underlying commodity shares, market disruption event means:

(i)the occurrence or existence of any of:

a.a suspension, absence or material limitation of trading of the underlying commodity shares on the primary market for the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying commodity shares as a result of which the reported trading prices for the underlying commodity shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying commodity shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the underlying commodity shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the underlying commodity shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying commodity shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying commodity shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the underlying commodity shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of either of the	If trading in either of the underlying commodity shares on every applicable national securities exchange

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Principal at Risk Securities

underlying commodity shares; alteration of method of calculation:

is permanently discontinued or the underlying commodity shares are liquidated or otherwise terminated (a “discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such liquidation event is provided to holders of the underlying commodity shares under the terms of the relevant underlying commodity shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Antidilution adjustments:

The adjustment factor with respect to each of the underlying commodity shares shall be adjusted as follows:

If such underlying commodity shares are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor for such underlying commodity shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such share split or reverse share split with respect to one share of such underlying commodity shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

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If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to the payment at maturity, if any, will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities, if any, will be rounded to the nearest cent, with one-half cent rounded upward.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for

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delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

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You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an

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investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Because the securities reference exchange-traded funds, and neither of the funds nor any of their holdings is treated for U.S. federal income tax purposes as Underlying Securities, payment on the securities to Non-U.S. Holders should not be subject to Section 871(m).

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed

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with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to October 31, 2024, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying commodity shares, in futures and/or options contracts on the underlying commodity shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging, in futures and/or options contracts on the underlying commodity shares or any of their constituents. Such purchase activity could potentially increase the initial share price of one or both of the underlying commodity shares and, therefore, could increase (i) the price at or above which such underlying commodity shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying commodity shares), (ii) the coupon barrier level for such underlying commodity shares, which is the price at or above which such underlying commodity shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying commodity shares) and (iii) the price at or above which such underlying commodity shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying commodity shares at maturity (depending also on the performance of the other underlying commodity shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of either of the underlying commodity shares on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

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Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

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